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NEWS
                                    CONTACTS:         Nancy A. Macenko
                                                      Olsten Corporation
                                                      (631) 844-7034
                                                      Adecco Investor Relations
                                                      (650) 610-413-4471


FOR IMMEDIATE RELEASE


                 OLSTEN STOCKHOLDERS APPROVE ADECCO PURCHASE OF
              STAFFING SERVICES AND IT BUSINESSES AND SPLIT OFF OF
                             GENTIVA HEALTH SERVICES


Melville, NY, March 13, 2000 -- Olsten Corporation (NYSE: OLS) announced that at a special meeting of its stockholders today, owners of a majority of the outstanding Olsten common stock formally approved the sale of the company's staffing and information technology services businesses to Adecco SA (NASDAQ:
ADECY; SWX: ADEN 700'939; BOURSE DE PARIS: RM 12819). An integral part of the sale is the split off of Olsten's health services business, now operating as Gentiva Health Services.

         The transaction is expected to close on March 15, at which time Olsten will cease trading on the New York Stock Exchange. On March 16, Adecco will delist from NASDAQ and begin trading on the NYSE using the symbol ADO. Also on March 16, Gentiva common stock is expected to be quoted on the NASDAQ National Market under the symbol GTIV.

         The combination of Adecco and Olsten, which was announced in August 1999, further strengthens Adecco's position as the global leader in staffing services. The newly merged company will have more than 25,000 full-time employees serving approximately 250,000 clients worldwide. Pro forma combined sales for 1999 were in excess of US $15 billion.

         Gentiva Health Services is North America's largest provider of home health care and related services. A leader in specialty pharmaceutical services and nursing services solutions, the company has more than 400 locations in North America. Gentiva also provides marketing and distribution solutions for pharmaceutical, biotechnology and medical device firms as well as home infusion therapies, health care network management services, skilled nursing services and medical staffing solutions. In 1999, Gentiva Health Services had $1.5 billion in revenue and employed approximately 70,000 associates and caregivers.



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About Adecco SA

         Adecco SA is the global leader in personnel services, in 1999 connecting up to 500,000 associates with business clients each day through its network of more than 3,500 offices in 55 countries around the world. Registered in Switzerland, and managed by a multinational team with expertise in markets spanning the globe, Adecco delivers an unparalleled range of flexible staffing and career resources to corporate clients and qualified associates.

         Adecco provides clients with staffing services and solutions covering all major industries as well as specific professions. The worldwide Adecco Brand network focuses on global industries in transition, including automotive, banking, electronics, logistics, and telecommunications. Adecco is also positioned as a worldwide leader in each of the major professional staffing segments with several world-class business lines: aoc: (Accountants on Call) and Jonathan Wren for Finance, Banking and Accounting; Ajilon and Computer People for high-end Information Technology, TAD and Roevin for Engineering and Technical. These Adecco businesses provide their clients with a broad range of staffing solutions, from temporary work to permanent placement, to consulting and managed services. Adecco also offers a range of HR solutions with Econova/Lee Hecht Harrison, offering outplacement and career management services.



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     Information contained in this news release, other than historical information, should be considered forward-looking, and is subject to various risk factors and uncertainties. For instance, the Company's strategies and operations involve risks of competition, changing market conditions, changes in laws and regulations affecting our industries and numerous other factors discussed in this release and in the Company's filings with the Securities and Exchange Commission. Accordingly, actual results may differ materially from those anticipated in any forward-looking statements.